EARNINGS CALL 3rd Quarter 2026 October 20, 2026

2 This presentation contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, including our deposits and deposit optimization strategy, liquidity and funding, changes in economic conditions and related impacts on the Company's business, future economic performance and dividends, including our statements on the slide entitled "Management Outlook." The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally and any related impact on depositor behavior; risks related to the sufficiency of liquidity; changes in international trade policies, tariffs and treaties affecting imports and exports, trade disputes, barriers to trade or the emergence of other trade restrictions, and their related impacts on macroeconomic conditions and customer behavior; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; increased foreclosures and ownership of real property; changes in management’s estimate of the adequacy of the allowance for credit losses; technological risks and developments and cyber threats, attacks or events; emerging external focus among regulators and other officials related to risks in connection with the development and use of artificial intelligence; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; the outcome of legal proceedings, the amount of funds and/or collateral that may be available for the repayment of such loans, and any adverse economic or other events impacting the collateral, borrower or guarantors with respect to such loans; and other factors affecting the financial services industry generally or the banking industry in particular. Any forward-looking statement made by us in this presentation is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this presentation to reflect new information, future events or otherwise, except to the extent required by applicable law. In light of these risks, uncertainties and assumptions, the forward- looking events discussed in this presentation might not occur, and you should not put undue reliance on any forward-looking statements. Non-GAAP Financial Measures This presentation contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the Company’s press release as of and for the quarter ended September 30, 2026. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Forward-Looking Statements

Executing on Investor Day Strategic Objectives

1. Deposit optimization strategy to enhance profitability

- Remixed $4.5Bn of higher cost deposits over last two quarters; on track for +$5.0Bn in 2026
- Commercial Banking deposits helped offset optimization and grew $1.8Bn in Q3, increasing share of total deposits by 3% to 34%
- ECR-related Deposit Costs down $14mm (8%) & NII up $11mm since Q2
- NIM expanded 4bps quarterly to 3.57%; Adjusted NIM expanded 10bps quarterly

2. Credit resolution strategy & increased reserve coverage

- Successful resolution of 4 of 6 Nonaccrual Loans discussed at Investor Day
- Nonaccrual Loans declined $77mm (14%) quarterly to 0.79% of funded HFI loans
- Continued reserve build of $35mm increased ACL coverage of funded HFI loans by 4bps to 0.93%
- ACL coverage of nonaccrual loans increased to 118% from 96%
- Net Charge-offs declined 7bps to 0.30% in 3Q, down $9mm from Q2

3. Dynamic capital allocation strategy to balance growth profile & share repurchases

- Share repurchases of $92mm in Q3 of $150mm 2H 2026 target with TBVPS +6.3% year-over-year
- Loan-to-Deposit ratio to 75.3%, up 2% year-over-year
- Loans, HFI growth of $4.9Bn (8.7%) year-over-year with CET1 maintained at 10.9%
- ROAA of 1.12% and ROATCE of 15.5% continue to rise

Highlights

NIM & Deposit Costs


Reported NIM
+4 bps
3.53%
3.53%
3.57%
Q3-25
Q2-26
Q3-26


Deposit Costs
$(9.7)mm
$175.1
$179.2
$165.4
Q3-25
Q2-26
Q3-26

ACL Ratios


ACL / Loans, HFI
+8 bps
0.85%
0.89%
0.93%
Q3-25
Q2-26
Q3-26


ACL / Nonaccrual Loans
+26%
92%
96%
118%
Q3-25
Q2-26
Q3-26

Loan-to-Deposit Ratio


+2.0%
73.3%
74.4%
75.3%
Q3-25
Q2-26
Q3-26

Western Alliance Bancorporation®
3

3rd Quarter 2026 | Financial Highlights

Earnings & Profitability		Q3 2026		Q2 2026		Q3 2025
Earnings per Share	$	2.45	$	2.36	$	2.28
Net Income		277.2		268.8		260.5
Net Income Available to Common Stockholders		266.9		258.5		250.2
Net Revenue		1,014.2		995.7		938.2
Pre-Provision Net Revenue[1]		419.1		412.4		393.8
Net Interest Margin		3.57%		3.53%		3.53%
Efficiency Ratio[1]		58.1		58.0		57.4
Efficiency Ratio, Adjusted for Deposit Costs[1]		50.0		48.9		47.8
ROAA		1.12		1.09		1.13
ROATCE[1]		15.5		15.3		15.6
Balance Sheet & Capital						
Total Loans (Held for Investment)	$	61,549	$	60,949	$	56,646
Total Deposits		81,755		81,874		77,247
CET1 Ratio		10.9%		11.0%		11.3%
TCE Ratio[1]		6.9		7.0		7.1
Tangible Book Value per Share[1]	$	62.22	$	63.24	$	58.56
Asset Quality						
Provision for Credit Losses	$	80.0	$	80.4	$	80.0
Net Loan Charge-Offs		45.8		55.0		31.1
Net Loan Charge-Offs/Avg. Loans		0.30%		0.37%		0.22%
Total Loan ACL/Funded HFI Loans		0.93		0.89		0.85
Total Loan ACL/Nonaccrual Loans		118		96		92
Nonaccrual Loans/Funded HFI Loans		0.79		0.92		0.92

Dollars in millions, except EPS

Q3 2026 Highlights

Net Income
$277.2 million
6.4% Y-o-Y

EPS
$2.45
7.5% Y-o-Y

PPNR[1]
$419.1 million
6.4% Y-o-Y

ROATCE[1]
15.5%

Loan Growth
Q3: $600 million
8.7% Y-o-Y

Capital
CET1 Ratio: 10.9%
TCE Ratio[1]: 6.9%

Tangible Book Value PER SHARE[1]
$62.22
6.3% Y-o-Y

Nonaccrual Loans/ Total Loans
0.79%
(13) bps Y-o-Y

Share Repurchases
$92.1 million
~1.15 million shares

Deposit Optimization
YTD: ~$4.5 billion
Q3: >$3 billion

1) Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®

4

Quarterly Income Statement

	Q3-26		Q2-26	Q3-25
Interest Income[1]	$ 1,257.3		$ 1,231.9	$ 1,225.5
Interest Expense	(449.7)		(435.0)	(475.1)
Net Interest Income	**$ 807.6**	1	**$ 796.9**	**$ 750.4**
Commercial Banking Income and Related Fees	78.7		73.1	52.4
Mortgage Banking Revenue	79.5		84.7	94.6
Gains on Securities Sales and FV Adj., Net	17.3		11.3	11.4
Other	31.1		29.7	29.4
Non-Interest Income	**$ 206.6**	2	**$ 198.8**	**$ 187.8**
Net Revenue	**$ 1,014.2**		**$ 995.7**	**$ 938.2**
Salaries and Employee Benefits	(226.1)		(204.3)	(193.5)
Deposit Costs	(165.4)		(179.2)	(175.1)
Insurance	(25.5)		(28.3)	(24.5)
Other	(178.1)		(171.5)	(151.3)
Non-Interest Expense	**$ (595.1)**	3	**$ (583.3)**	**$ (544.4)**
Pre-Provision Net Revenue[2]	**$ 419.1**		**$ 412.4**	**$ 393.8**
Provision for Credit Losses	(80.0)		(80.4)	(80.0)
Pre-Tax Income	**$ 339.1**		**$ 332.0**	**$ 313.8**
Income Tax	(61.9)		(63.2)	(53.3)
Net Income	**$ 277.2**		**$ 268.8**	**$ 260.5**
Net Income Avail. to Common Stockholders	**$ 266.9**		**$ 258.5**	**$ 250.2**
Diluted Shares	**107.8**	4	**108.0**	**109.8**
Earnings Per Share[3]	**$ 2.45**		**$ 2.36**	**$ 2.28**

Dollars in millions, except EPS

Q3 2026 Highlights

1 **Net Interest Income increased $10.7 million**, or 1.3%, from Q2 as average HFI loans increased $1.5 billion or 2.5%

- Increased $57.2 million, or 7.6%, from Q3-25

2 **Non-Interest Income increased $7.8 million** from Q2

- Increased $18.8 million, or 10.0%, from Q3-25

Mortgage Banking Metrics

- **$14.5 billion** in mortgage loan production in Q3 (82% purchase / 18% refinance), down 11% compared to Q2 and down 4% to Q3-25
- **$13.0 billion** interest rate lock commitment volume in Q3, down 27% compared to Q2 and down 14% to Q3-25
- Gain on Sale margin[4] of 27 bps in Q3, compared to 29 bps in Q2 and 27 bps in Q3-25
- **$74.6 billion** in servicing portfolio UPB at end of Q3

3 **Non-Interest Expense increased $11.8 million** from Q2 primarily driven by:

- Salaries and Employee Benefits increased $21.8 million
- Deposit Costs decreased $13.8 million primarily resulting from our deposit optimization program

4 **Repurchased $92.1 million, or ~1.15 million shares at an average price of $79.78 in Q3, representing ~1% of common shares outstanding**

1) Interest income includes a reduction for earnings credits totaling $56.7 million, $52.5 million, and $64.9 million for the three months ended September 30, 2026, June 30, 2026, and September 30, 2025, respectively.
2) Refer to slide 2 for further discussion of non-GAAP financial measures.
3) Diluted earnings per share for the three months ended September 30, 2026 includes a reduction for earnings allocated to participating stock awards of $3.4 million.
4) Gain on Sale margin represents spread as of the interest rate lock commitment date.

Western Alliance Bancorporation®

5

Consolidated Balance Sheet

		Q3-26			Q2-26		Q3-25
Securities and Cash	$	25,567	1	$	26,558	$	24,597
Loans, HFS		3,951	2		4,347		3,502
Loans, HFI		61,549	3		60,949		56,646
Allowance for Loan Losses		(513)			(487)		(440)
Mortgage Servicing Rights		1,576			1,500		1,213
Goodwill and Intangibles		642			644		651
Other Assets		5,300			5,190		4,801
Total Assets	**$**	**98,072**		**$**	**98,701**	**$**	**90,970**
Deposits	$	81,755	4	$	81,874	$	77,247
Borrowings		5,613			6,236		3,862
Qualifying Debt		1,053			1,069		681
Other Liabilities		1,704			1,387		1,490
Total Liabilities	**$**	**90,125**		**$**	**90,566**	**$**	**83,280**
Total Equity		7,947	5		8,135		7,690
Total Liabilities and Equity	**$**	**98,072**		**$**	**98,701**	**$**	**90,970**
Tangible Book Value Per Share[1]	**$**	**62.22**	6	**$**	**63.24**	**$**	**58.56**
Loans, HFI to Deposits Ratio		**75.3%**			**74.4%**		**73.3%**

Dollars in millions, except per share data

Q3 2026 Highlights

1 **Securities and Cash decreased $991 million, or 3.7%, to $25.6 billion,** and increased $970 million, or 3.9%, over prior year

2 **Loans, HFS decreased $396 million** and increased $449 million, or 12.8%, over prior year primarily related to timing of loan production and increased early buyout activity

3 **Loans, HFI increased $600 million** and increased $4.9 billion, or 8.7%, over prior year

4 **Deposits decreased $119 million, or 0.1%,** driven by deposit optimization efforts, partially offset by robust growth in commercial banking deposits

5 **Equity decreased $188 million** primarily driven by the change in AOCI related to higher interest rates and share repurchases

6 **Tangible Book Value/Share[1] decreased $1.02, or 1.6%, to $62.22** and increased $3.66, or 6.3%, over prior year

1) Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®

6

Loan Composition

Loan growth trends continue to reflect diversified C&I momentum throughout the year

$4.9 Billion Year-over-Year Growth

	Q3-25	Q4-25	Q1-26	Q2-26	Q3-26
Total Loans, HFI	**$56.6**	**$58.7**	**$59.1**	**$60.9**	**$61.5**
Qtr Change	*+$0.7*	*+$2.0*	*+$0.5*	*+$1.8*	*+$0.6*



Residential & Consumer
Construction & Land
CRE, Non-Owner Occupied
CRE, Owner Occupied
Commercial & Industrial
$14.6 25.9%
$4.1 7.2%
$10.5 18.5%
$1.7 3.0%
$25.7 45.4%
$14.6
$4.1
$10.3
$1.7
$27.9
$14.8
$4.1
$10.3
$1.7
$28.2
$15.0 24.7%
$4.2 7.0%
$10.3 16.9%
$1.6 2.6%
$29.8 48.8%
$14.9 24.3%
$4.2 6.9%
$10.7 17.4%
$1.6 2.5%
$30.1 48.9%
Q3-26 Avg. Yields[1]
4.26%
7.79%
6.57%
6.18%
6.09%
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26

Total Avg. Yield 5.82%

Total Avg. Yield 5.84%

Dollars in billions, unless otherwise indicated

Q3 2026 Highlights

Increase (Decrease) by Loan Type:

(in millions)	QoQ	YoY
CRE, Non-OO	$ 396	$ 210
C&I	336	4,367
Construction & Land	(3)	173
CRE, OO	(17)	(121)
Residential & Consumer	(112)	274
Total	**$ 600**	**$ 4,903**

Loan Composition



Commercial Banking
Mortgage Banking
Residential Mortgages
24%
16%
60%

1) Interest income includes a reduction for earnings credits totaling $56.7 million, $52.5 million, $48.7 million, $56.6 million, and $64.9 million for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Western Alliance Bancorporation®

7

Deposit Composition

Q3 deposit trends reflect $4.5 billion of cumulative optimization since inception, primarily from non-interest bearing ECR-related deposits

$4.5 Billion Year-over-Year Growth

	Q3-25	Q4-25	Q1-26	Q2-26	Q3-26
Total Deposits	$77.2	$77.2	$82.7	$81.9	$81.8
Qtr Change	*+$6.1*	*$(0.1)*	*+$5.6*	*$(0.8)*	*$(0.1)*



CDs
Savings and MMA
Interest Bearing DDA
Non-Interest Bearing
$9.6
12.4%
$24.6
31.9%
$16.4
21.2%
$26.6
34.5%
$9.8
$24.6
$18.4
$24.4
$9.8
$25.4
$19.4
$28.1
$9.9
12.1%
$24.9
30.4%
$19.3
23.5%
$27.8
34.0%
$10.7
13.1%
$25.2
30.8%
$20.1
24.6%
$25.8
31.5%
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Q3-26 Avg. Costs
3.71%
2.81%
2.22%
0.00%

Dollars in billions, unless otherwise indicated

Q3 2026 Highlights

Increase (Decrease) by Deposit Type:

(in millions)	QoQ	YoY
Interest-Bearing DDA	$ 871	$ 3,708
CDs	754	1,093
Savings and MMA	324	583
Non-Interest Bearing	(2,068)	(876)
Total	**$ (119)**	**$ 4,508**

Deposit Composition



Commercial Banking
Specialty Escrow Svcs¹
HOA
Consumer Digital
Mortgage Banking
Other
8%
34%
16%
14%
7%
21%

- **Commercial banking deposits grew $1.8 billion QoQ in Q3-26, increasing from 31% to 34% of deposits from Q2**
- **32% of total deposits are non-interest bearing**
  - Approximately 39% have no ECRs

1) Specialty Escrow Services includes: Business Escrow Services, Corporate Trust, Juris Banking, and other deposit initiatives.

Western Alliance Bancorporation®
8

Net Interest Drivers

Q3 2026 Highlights

Securities Portfolio and Yield[1]



4.72%
4.54%
4.59%
4.64%
4.62%
$18.8
$20.4
$20.4
$20.6
$20.2
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Total Investments

Loans and HFI Yield[1, 2]



6.18%
6.01%
5.85%
5.82%
5.84%
$3.5
$56.6
$3.5
$58.7
$3.9
$59.1
$4.3
$60.9
$4.0
$61.5
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
HFI Loans
HFS Loans

Interest Bearing Deposits and Cost[1]



3.19%
2.96%
2.75%
2.74%
2.76%
$50.6
$52.8
$54.6
$54.1
$56.0
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Interest Bearing Deposits

Deposits, Borrowings, and Cost of Liability Funding[1]



2.29%
2.11%
1.99%
1.96%
2.02%
$4.5
$26.6
$50.6
$6.3
$24.4
$52.8
$6.7
$28.1
$54.6
$7.3
$27.8
$54.1
$6.7
$25.8
$56.0
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Interest Bearing Deposits
Non-Interest Bearing Deposits
Total Borrowings

Dollars in billions

- **Securities Portfolio yields decreased 2 bps** reflecting a mix shift
- **Loan yields increased 2 bps** from higher commercial loan yields
- **Average Earning Asset yield increased 10 bps** from continued remixing of cash into loans
  - Loans, HFI / Deposits ratio increased from 74.4% to 75.3%
- **Cost of interest-bearing deposits increased 2 bps** due to active remixing into IBD commercial accounts in place of higher cost ECR-related deposits
- **Cost of liability funding increased 6 bps** as borrowing and debt costs increased, partially from a sub debt rate reset late in Q2

1) Balances are as of each respective period end.
2) Interest income includes a reduction for earnings credits totaling $56.7 million, $52.5 million, $48.7 million, $56.6 million, and $64.9 million for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Western Alliance Bancorporation®
9

Net Interest Income

Net Interest Income[1] and Net Interest Margin

Dollars in millions



3.53%
3.51%
3.54%
3.53%
3.57%
$750.4
$766.2
$766.3
$796.9
$807.6
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Net Interest Margin
Net Interest Income

Average Earning Assets & Average Yield[1]

Dollars in billions



5.74%
5.54%
5.46%
5.43%
5.53%
$85.3
$87.8
$89.0
$91.7
$90.9
$4.1 5%
$5.6
$5.3
$4.9 5%
$3.2 4%
$20.0 23%
$19.9
$20.0
$21.8 24%
$21.0 23%
$5.0 6%
$5.2
$5.5
$5.7 6%
$5.9 6%
$56.2 66%
$57.1
$58.2
$59.3 65%
$60.8 67%
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Loans
Securities
Average Yield
Loans HFS
Cash & Other

Q3 2026 Highlights

- **Average Earning Assets declined $785 million, or 3.4% annualized,** primarily reflecting a $1.7 billion reduction in average cash and partially offset by deployment in loans
  - Average Loans, HFI balances increased $1.5 billion to $60.8 billion (67% of Avg. Earning Assets)
- **NIM increased 4 bps,** due to increased yields on interest earning assets (+10 bps) partially offset by higher funding costs (+6 bps)
- **Net Interest Income increased $10.7 million,** primarily due to expanding NIM and increased Average Loans, HFI balances

1) Interest income includes a reduction for earnings credits totaling $56.7 million, $52.5 million, $48.7 million, $56.6 million, and $64.9 million for the three months ended September 30, 2026, June 30, 2026, March 31, 2026, December 31, 2025, and September 30, 2025, respectively.

Western Alliance Bancorporation®

10

Non-Interest Expense and Efficiency

Non-Interest Expense and Efficiency Ratio[1]



57.4%
55.7%
55.8%
58.0%
58.1%
47.8%
46.5%
47.5%
48.9%
50.0%
$544.4
$552.2
$574.4
$583.3
$595.1
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Non-Interest Expenses
Adj. Efficiency Ratio
Efficiency Ratio

Breakdown of Non-Interest Expenses



$175.1
$24.5
$151.3
$193.5
$171.2
$17.7
$161.6
$201.7
$163.3
$24.7
$180.9
$205.5
$179.2
$28.3
$171.5
$204.3
$165.4
$25.5
$178.1
$226.1
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Deposit Costs
Other Operating Expenses
Insurance
Salaries & Employee Benefits

Non-Interest Expenses (Ex. Deposit Costs)				
$369.3	$381.0	$411.1	$404.1	$429.7

Dollars in millions

Q3 2026 Highlights

- Efficiency ratio[1] **increased 10 bps compared to the prior quarter, and increased 70 bps** from the same period last year
- Adjusted efficiency ratio[1] (excluding deposit costs) **increased 110 bps to 50.0%, and increased 220 bps** from the same period last year
- **Deposit Costs decreased $13.8 million to $165.4 million,** primarily from lower average ECR-related deposit balances, resulting from the Company's deposit optimization efforts
  - Total ECR-related deposit balances of $26.7 billion in Q3-26 compared to $29.9 billion in Q2-26
  - Average ECR-related deposits of $30.1 billion in Q3-26, compared to $31.6 billion in Q2-26 and $28.3 billion in Q3-25

1) Refer to slide 2 for further discussion of non-GAAP financial measures.

Western Alliance Bancorporation®

11

12 Interest Rate Sensitivity Q3 2026 Highlights • A Ramp Scenario assumes a dynamic balance sheet and reflects an asset sensitive position on NII and a neutral position on EaR2 – -100bps ramp to reduce NII by (2.5)% – +100bps ramp to increase NII by 2.6% • Of total earning assets, 66% are variable with 52% repricing to SOFR • Variable liabilities represent 86% of total earning assets and are primarily modeled to changes in Fed Funds – Non-Maturity Deposit rates, including ECRs, are estimated to have a 65% beta over the next 12 months • The reduction in asset sensitivity from NII to EaR is driven by the estimated impact of ECR-related deposit costs and Mortgage Banking revenue (2.5)% 2.6% Down 100 Up 100 —% 0.4% Down 100 Up 100 1) Projected using a simulation model that calculates the difference between a baseline forecast using forward yield curves, compared to forecasted results from a gradual, parallel change in rates over a 12-month period (“Ramp”). 2) Earnings defined as pre-tax net interest income adjusted for rate-sensitive non-interest income and expense accounts. Net Interest Income (NII) Sensitivity - Ramp Scenario1 Earnings-at-Risk (EaR) - Ramp Scenario1

13 1.24% 1.17% 1.08% 1.14% 1.11% 0.92% 0.85% 0.83% 0.92% 0.79% 0.72% 0.69% 0.62% 0.70% 0.66% Classified Assets / Total Assets Nonaccrual Loans / Funded HFI Loans Nonaccrual Loans + OREO / Total Assets Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 $1,129 $1,088 $1,070 $1,128 $1,091 130 137 123 126 165 522 500 492 562 485 477 451 455 440 441 OREO Nonaccrual Loans Classified Accruing Assets Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 Dollars in millions Asset Quality RatiosSpecial Mention Loans • Classified Assets decreased $37 million to less than $1.1 billion – Nonaccrual Loans decreased $77 million to $485 million (79 bps to Funded HFI Loans) – Classified Accruing Loans essentially flat at $441 million (72 bps to Funded Loans) – OREO increased $39 million to $165 million (17 bps to Total Assets) – Supported by 'as-is' valuations and aggregate operating revenues in excess of expenses • Special Mention Loans increased $81 million to $397 million (65 bps to Funded Loans) ▪ Criticized Loans were relatively flat at $1.3 billion Classified Assets $292 $325 $403 $316 $397 0.52% 0.55% 0.68% 0.52% 0.65% Special Mention Loans SM / Funded Loans Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 Q3 2026 Highlights Classified Assets Mix 39% 12% 5% 1% CRE Investor C&I Construction Resi CRE OO 18% Other 25% Office Asset Quality

Credit Losses and ACL Ratios

Allowance for Credit Losses on Loans



$42
$440
$50
$461
$53
$461
$52
$487
$62
$513
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Loan Losses
Unfunded Loan Commits.[1]

Loan Charge-offs and Recoveries



1.45%
0.22%
0.31%
$209.1
0.39%
0.37%
0.30%
$31.8
$48.3
$56.6
$57.6
$48.0
$(0.7)
Q3-25
$(3.7)
Q4-25
$(0.6)
Q1-26
$(2.6)
Q2-26
$(2.2)
Q3-26
Gross C/O
Gross C/O, Adjusted[5]
Net C/O Rate, Adjusted[5]
Recoveries
Net C/O Rate

Loan ACL Adequacy Ratios [2,3]



92%
102%
105%
96%
118%
0.85%
0.87%
0.87%
0.89%
0.93%
Q3-25
Q4-25
Q1-26
Q2-26
Q3-26
Total Loan ACL / Funded Loans
Total Loan ACL / Nonaccrual Loans

Dollars in millions

Q3 2026 Highlights

- **Provision Expense of $80.0 million,** primarily reflective of net charge-offs, loan growth, and macroeconomic risks associated with the higher rate environment
- **Net Loan Charge-Offs of $45.8 million, or 30 bps,** compared to $55.0 million, or 37 bps in Q2
- **Total Loan ACL of ~$575 million increased $35 million**
- Total Loan ACL[3] / Nonaccrual Loans **increased to 118% from 96%**
- Total Loan ACL[3] / Funded Loans increased 4 bps to 0.93%
  - **Total Loan ACL[3] / Funded Loans less loans covered by CLNs is 1.07%**
- **14% of the loan portfolio is credit protected,** consisting of government guaranteed, CLN protected[4], and cash secured assets

Western Alliance Bancorporation®

1) Included as a component of other liabilities on the balance sheet.
2) Total Loan ACL includes allowance for unfunded commitments.
3) Total Loan ACL includes an allowance for credit losses of $11.6 million as of September 30, 2026 related to a pool of loans covered under 3 separate credit linked notes.
4) As of September 30, 2026, CLNs cover a substantial portion of Residential ($7.6 billion) loans outstanding.
5) Q1-26 excludes $152.5 million for two fraud-related charge-offs on the LAM and Cantor loans. Refer to slide 2 for further discussion of non-GAAP financial measures.

14

15 Regulatory Capital Ratios • Continue to exceed “well-capitalized” levels with CET1 of 10.9% Tangible Common Equity / Tangible Assets1 • TCE/TA decreased 10 bps to 6.9%, primarily from the change in AOCI due to higher rates and share repurchases, partially offset by earnings growth Capital Return • Completed $92 million in repurchases or ~1.15 million shares at an average price of $79.78 • Completed $212.5 million in cumulative repurchases since program inception on September 15, 2025 through September 30, 2026, or approximately 2.7 million shares, at an average price of $77.92 • Quarterly Common Dividend per share of $0.42 11.3% 11.0% 11.0% 11.0% 10.9% 7.1% 7.3% 6.8% 7.0% 6.9% CET1 TCE/TA Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 1) Refer to slide 2 for further discussion of non-GAAP financial measures. 14.2% 14.5% 14.4% 14.1% 14.0% 12.4% 12.1% 12.0% 12.0% 11.9% 8.1% 8.2% 8.1% 8.1% 8.2% Tier 1 Leverage Tier 1 Capital Total RBC Q3-25 Q4-25 Q1-26 Q2-26 Q3-26 Q3 2026 Highlights Common Capital Ratios Capital Accumulation Regulatory Capital Ratios 1

16 396% 478% 106% 175% 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 MRQ 0x 1x 2x 3x 4x 5x Tangible Book Value per Share1 • TBVPS decreased $1.02 to $62.22 from AOCI changes and share repurchases, partially offset by organic earnings – Increased 6.3% year-over-year – 16.1% CAGR since year end 2015 • TBVPS has increased approximately 4x that of peers – Quarterly common stock cash dividend of $0.42 per share Source: S&P Global Market Intelligence. Peers consist of the other 23 major exchange-traded US banks with total assets between $50 and $350 billion as of June 30, 2026, excluding target banks of pending acquisitions. 1) Refer to slide 2 for further discussion of non-GAAP financial measures. 2) MRQ is Q3-26 for WAL and Q2-26 for peers. Q3 2026 Highlights Tangible Book Value Growth Long-Term Growth in TBV per Share1 2 WAL Peer Median with Dividends Added Back Peer Median WAL with Dividends Added Back Historical Tangible Book Value Growth 1-Year 5-Year 7-Year 10-Year WAL Growth 6% 80% 143% 321 % Top Quartile 13% 39% 68% 94%

Management Outlook

	2025 Baseline	Prior 2026 Outlook	Revised 2026 Outlook	Commentary
Balance Sheet Growth	Loans (HFI): $58.7 bn Deposits: $77.2 bn	L (HFI): Up $5.0 bn D: Up $6.0 bn	L (HFI): Up $4.0 bn D: Up $3.5 bn - $4.0 bn	• Deposit range subject to ongoing optimization strategy & mix shift into Commercial Banking Deposits
Capital (CET1)	11.0%	~ 11%	~ 11%	• Capital target remains comfortably above well-capitalized thresholds even including AOCI position
Net Interest Income	$2.86 bn	Up 12% - 14% Assumes (1) 25 bp rate hike in Sept.	Up 11% - 12% Assumes (1) more 25 bp rate hike in Dec.	• Reflects outperformance on deposit optimization and related impact on AEA • Q4: Flat to slightly up from Q3
Non-interest Income	$678 mm	Up 13% - 17%	Up 18% - 21%	• Strong YTD performance supported by steady growth in commercial banking service charges
Non-interest Expense	$2.11 bn	Up 7% - 11%	Up 7% - 10%	
NIE (Ex. Deposit Costs) Deposit Costs	$1,481 mm $631 mm	$1,600 - $1,650 mm $650 - $700 mm	$1,600 - $1,650 mm $650 - $675 mm	• NIE (ex. Deposit Costs) tracking to upper end of range • Deposit optimization effectively reducing ECR Deposit Costs and helping to offset rate hike
Net Charge-Offs	24 bps	25 - 35 bps	25 - 35 bps	• Core NCO guidance (ex-fraud) tracking to upper half of range
Effective Tax Rate	18%	~ 19%	~ 19%	

Western Alliance Bancorporation®

17

Questions & Answers

Appendix

WAL's Industry-Leading Performance

Top-tier balance sheet growth and profitability

10-Year EPS Growth[1]



14% [2]
13%
9%
8%
Top Quartile
Median
Bottom Quartile

10-Year TBVPS Growth[1]



15%
7%
6%
4%
Top Quartile
Median
Bottom Quartile

10-Year Loan Growth[1]



17%
14%
9%
5%
Top Quartile
Median
Bottom Quartile

10-Year Deposit Growth[1]



19%
14%
10%
7%
Top Quartile
Median
Bottom Quartile

10-Year Revenue Growth[1]



19%
13%
9%
6%
Top Quartile
Median
Bottom Quartile

LTM NIM[3]



3.54%
3.62%
3.28%
3.16%
Top Quartile
Median
Bottom Quartile

LTM Efficiency[3]



56.9%
48.2% [4]
52.2%
56.1%
61.2%
Top Quartile
Median
Bottom Quartile

LTM ROATCE[3]



15.5% [2]
18.1%
15.2%
13.3%
Top Quartile
Median
Bottom Quartile

LTM ROAA[3]



1.13% [2]
1.30%
1.23%
1.05%
Top Quartile
Median
Bottom Quartile

Highlights

- **Growth-oriented business model**, focused on low risk, high return loan composition, has produced **consistent, superior financial results**
- **Above peer median profitability** has bolstered TBVPS accumulation, a key driver of long-term total shareholder returns

Western Alliance Bancorporation®

Source: S&P Global Market Intelligence. Peers consist of the other 23 major exchange-traded US banks with total assets between $50 and $350 billion as of June 30, 2026, excluding target banks of pending acquisitions. 1) 10-year period through Q3-26 for WAL and Q2-26 for peers. 2) WAL EPS, LTM ROAA and LTM ROATCE incorporate Q1-26 adjusted net income and adjusted net income available to common stockholders. Refer to slide 2 for further discussion of non-GAAP financial measures. 3) 1-Year period through Q3-26 for WAL and Q2-26 for peers. 4) Adjusted to exclude deposit costs.

20

21 Consistent Growth with Disciplined Credit Performance Over 10 years, our asset quality has consistently outpaced our peers 1.3% 1.7% 0.6% 1.8% 2.1% 1.1% 2015 2020 MRQ —% 1.0% 2.0% 3.0% 1.5% 0.8% 1.5% 2.3% 2.0% 2.6% 2015 2020 MRQ —% 1.0% 2.0% 3.0% 2.8% 2.5% 2.1% 3.6% 4.1% 3.8% 2015 2020 MRQ —% 1.0% 2.0% 3.0% 4.0% 5.0% + = Special Mention Loans / Loans (HFI) Classified Loans / Loans (HFI) Criticized Loans / Loans (HFI) Source: S&P Global Market Intelligence. Peers consist of the other 23 major exchange-traded US banks with total assets between $50 and $350 billion as of June 30, 2026, excluding target banks of pending acquisitions. 1) MRQ is Q3-26 for WAL and Q2-26 for peers. 1 1 1 WAL Peer Median

Q3 2026 Highlights

Key Reserve Level Ratios

Concentration in low-loss loan categories skews ACL lower relative to peers

Adjusted Total Loan ACL / Funded Loans: Q3-26


0.93%
1.07%
0.14%
1.10%
0.03%
1.27%
0.15%
0.02% EBOs[2]
1.51%
0.24%
Total Loan ACL[1] / Funded Loans
1
Loans Covered by CLNs
2
Fund Banking Loans
3
Residential Loans
4
Mortgage Warehouse and MSR Loans
5

Loan mix matters for reserves due to embedded loss content

WAL vs. Peer Loan Composition[3]

Embedded Losses	(in millions)	WAL		Peer Median	
~0	Mtg. Warehouse & MSR	$7,126	12 %	$344	1 %
Low	Residential	14,937	24 %	10,293	21 %
High	Consumer	15	— %	4,174	8 %
Typical	Other Commercial	39,471	64 %	35,159	70 %
	Total	$61,549		$49,971	

Normalizing for Loan Composition = Loan ACL > 1%

Dollars in millions

- **Reserve levels enhanced by credit protection and no-to-low-loss loan categories (Fund Banking, Residential & Mortgage Warehouse)**
- **Total Loan ACL[1] / Funded Loans of 0.93%**
  - CLNs offer credit protection from first losses on covered reference pools in historically low loss loan categories
  - Total Loan ACL / Funded Loans less loans covered by CLNs is 1.07%
  - **Total Loan ACL / Funded Loans less loans covered by CLNs & select no-to-low-loss loan categories is 1.51%**
- **Reserves are a multiple of average losses times portfolio duration**

1) Total Loan ACL includes allowance for unfunded commitments.
2) Early Buyout Loans are government guaranteed.
3) Q3-26 for WAL and Q2-26 for peers. Source: S&P Global Market Intelligence. Peers consist of the other 23 major exchange-traded US banks with total assets between $50 and $350 billion as of June 30, 2026, excluding target banks of pending acquisitions.

Western Alliance Bancorporation®
22

Non-Depository Financial Institution (NDFI) Loans

NDFI loan mix adjusted for low-loss Mortgage Credit Intermediaries aligns with peer average

		% Total Loans[1]						
							NDFI	
Commercial Banks (>$50 bn Assets)	Ticker	Mtg Credit Intermediaries	Bus. Credit Intermediaries	Private Equity Funds	Cons. Credit Intermediaries	Other NDFIs	Ex-Mtg Credit	Ex-Mtg Credit & PE
KeyCorp	KEY	1%	8%	1%	0%	9%	18%	17%
The PNC Financial Services Group, Inc.	PNC	1%	9%	7%	0%	3%	20%	13%
Wells Fargo & Co.	WFC	4%	7%	5%	2%	3%	17%	12%
Regions Financial Corp.	RF	0%	5%	2%	1%	5%	13%	11%
Bank of America Corp.	BAC	2%	2%	3%	1%	6%	13%	9%
Truist Financial Corp.	TFC	1%	7%	2%	1%	2%	11%	9%
Citigroup, Inc.	C	6%	6%	2%	3%	1%	11%	9%
Pinnacle Financial Partners, Inc.	PNFP	1%	5%	1%	1%	3%	9%	8%
Citizens Financial Group, Inc.	CFG	0%	4%	7%	1%	3%	15%	8%
U.S. Bancorp	USB	2%	3%	3%	2%	1%	10%	7%
East West Bancorp, Inc.	EWBC	3%	4%	3%	2%	1%	9%	7%
JPMorgan Chase & Co.	JPM	4%	3%	4%	2%	1%	10%	6%
Western Alliance Bancorporation	WAL	16%	5%	2%	0%	0%	8%	5%
Huntington Bancshares, Inc.	HBAN	2%	2%	2%	0%	3%	8%	5%
First Horizon Corp.	FHN	8%	1%	0%	3%	1%	5%	5%
UMB Financial Corp.	UMBF	0%	1%	2%	0%	3%	7%	5%
First Citizens BancShares, Inc.	FCNC.A	0%	2%	23%	0%	2%	27%	4%
Fifth Third Bancorp	FITB	2%	2%	2%	1%	1%	6%	4%
Cullen/Frost Bankers, Inc.	CFR	0%	1%	1%	0%	1%	4%	3%
Zions Bancorporation, N.A.	ZION	1%	2%	0%	0%	1%	3%	3%
M&T Bank Corp.	MTB	5%	1%	2%	0%	1%	5%	3%
Flagstar Bank, N.A.	FLG	2%	0%	1%	1%	1%	4%	2%
Wintrust Financial Corp.	WTFC	3%	1%	1%	0%	1%	3%	2%
Associated Banc-Corp	ASB	6%	1%	0%	0%	1%	2%	2%
F.N.B. Corp.	FNB	0%	0%	0%	0%	1%	1%	1%
Popular Inc.	BPOP	0%	0%	0%	0%	1%	1%	1%
Valley National Bancorp	VLY	1%	1%	2%	0%	0%	3%	1%
Old National Bancorp	ONB	0%	0%	0%	1%	0%	1%	1%
BOK Financial Corp.	BOKF	2%	0%	1%	0%	1%	2%	1%
SouthState Bank Corp.	SSB	0%	0%	1%	0%	0%	1%	1%
Columbia Banking System, Inc.	COLB	1%	0%	0%	0%	0%	1%	1%
PEER MEDIAN		**1%**	**2%**	**2%**	**0%**	**1%**	**6%**	**4%**
PEER AVERAGE		**2%**	**3%**	**3%**	**1%**	**2%**	**8%**	**5%**

Source: S&P Global Market Intelligence (peer data). Western Alliance data are preliminary as of September 30, 2026. Peer data as of June 30, 2026. Peers consist of US-based commercial banks with assets >$50 billion, as of June 30, 2026 using primary bank subsidiary Call Report data.

1) Total loans includes Loans HFI, Loans HFS, and Loans eligible for repurchase held in domestic offices of reporting banks. Western Alliance total loan data is based on Loans HFI and Loans HFS as of September 30, 2026

Western Alliance Bancorporation®

23

24 Commercial Real Estate: Office 78% 20% 2% Stabilized Lease-Up CLD Stabilized W.A. LTV W.A. Debt Yield W.A. DSCR 58% 11% 1.3x By Commitments % Appraised in Last 18 Months CLD 61% Lease-Up 60% Stabilized 53% W.A. Total 54% Highlights • Total Committed: $3.1 billion – Total Criticized: $361 million (12%) – 54% appraised within 18 months – 38% originated in 2023 and later • Stabilized: $2.4 billion (78%) – Total Criticized: $134 million (6%) – 53% appraised within 18 months – W.A. Debt Yield: 11% – W.A. DSCR: 1.3x • CLD & Lease-Up: $673 million (22%) – Total Criticized: $227 million (34%) ◦ 100% of Substandard credits reappraised ◦ 100% from 2020 — 2022 vintage $3.1Bn CRE Office Portfolio